Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts and Legal Matters” and to the use of our report dated October 21, 2019 relating to the consolidated financial statement of BriaCell Therapeutics Corp (except for Note 2, 6, 8 and 16(e) in the Registration Statement (Form F-1) and the related Prospectus of BriaCell Therapeutics Corp. dated November 27, 2019.

November 27, 2019	/s/ MNP LLP
Chartered Professional Accountants
Mississauga, Ontario	Licensed Public Accountants